                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ONE PRICE CLOTHING STORES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)       Title of each class of securities to which transaction applies:

      2)       Aggregate Number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)       Proposed maximum aggregate value of transaction:

      5)       Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:

      2)       Form, Schedule or Registration Statement No.:

      3)       Filing Party:

      4)       Date Filed:

                         ONE PRICE CLOTHING STORES, INC.
                              1875 EAST MAIN STREET
                           HIGHWAY 290, COMMERCE PARK
                          DUNCAN, SOUTH CAROLINA 29334
                                 (864) 433-8888



                                 August 10, 2001

Dear Stockholders:

         On behalf of the Board of Directors and management of One Price Clothing Stores, Inc. (the "Company"), I invite you to attend a Special Meeting of Stockholders to be held on Tuesday, September 4, 2001, at 10:00 a.m., at the Company's headquarters located at 1875 East Main Street, Duncan, South Carolina.

         The purpose of the Special Meeting is to obtain stockholder approval to consider and take action on a proposal to approve an amendment to the Company's Certificate of Incorporation authorizing, among other things, the Governance Committee of the Board of Directors and the Company's Chief Executive Officer, in their discretion, to effect a reverse split of outstanding shares of the Company's common stock. The purpose is more fully described in the attached Notice of Special Meeting of Stockholders and Proxy Statement. In addition, certain directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is a Proxy Card.

         Whether or not you plan to attend the Special Meeting, please complete, sign, and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Special Meeting, you may vote your shares in person even if you have previously mailed in a proxy card.

                               Sincerely,

                               /s/ Leonard M. Snyder
                               ----------------------------------
                               Leonard M. Snyder
                               Chairman of the Board and Chief Executive Officer

                         ONE PRICE CLOTHING STORES, INC.
                              1875 East Main Street
                           Highway 290, Commerce Park
                          Duncan, South Carolina 29334
                                  -------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 4, 2001
                             DUNCAN, SOUTH CAROLINA

TO THE STOCKHOLDERS OF
ONE PRICE CLOTHING STORES, INC.:

NOTICE IS HEREBY GIVEN that the special meeting of Stockholders (the "Special Meeting") of One Price Clothing Stores, Inc., a Delaware corporation (the "Company"), will be held at the headquarters offices of the Company, located at 1875 East Main Street, Duncan, South Carolina, on Tuesday, September 4, 2001, at 10:00 a.m., for the following purposes:

                  1. To consider and take action on a proposal to approve a further amendment to the Company's Amended Certificate of Incorporation authorizing the Governance Committee of the Board of Directors, together with the Chief Executive Officer of the Company, in their discretion, to effect a reverse split of outstanding shares of the Company's common stock within the range of ratios provided for by the Board of Directors.

         The Board of Directors has fixed the close of business on July 30, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only stockholders of record of the Company at the close of business on July 30, 2001 will be entitled to vote at this Special Meeting and any adjournment thereof. Representation of at least a majority of all outstanding shares of common stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder at the Company's offices at 1875 East Main Street, Duncan, South Carolina for ten days prior to September 4, 2001.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors


                                          /s/ Grant H. Gibson
                                          -----------------------------
                                          Grant H. Gibson, Corporate Secretary

Duncan, South Carolina
August 10, 2001

                         ONE PRICE CLOTHING STORES, INC.
                              1875 East Main Street
                           Highway 290, Commerce Park
                          Duncan, South Carolina 29334
                                 (864) 433-8888

                                 PROXY STATEMENT
                                  -------------

                       For Special Meeting of Stockholders
                         to be Held on September 4, 2001

                           INFORMATION CONCERNING VOTE

GENERAL

         This Proxy Statement and the enclosed proxy is furnished in connection with the solicitation of proxies by the Board of Directors of One Price Clothing Stores, Inc., a Delaware corporation (the "Company"), for use at the special meeting of stockholders to be held on Tuesday, September 4, 2001 at 10:00 a.m., and at any and all adjournments thereof (the "Special Meeting"), with respect to the matter referred to in the accompanying notice. The Special Meeting will be held at the Company's headquarters, located at 1875 East Main Street, Duncan, South Carolina. The approximate mailing date of this Proxy Statement, the accompanying Notice of Special Meeting and Proxy is August 10, 2001.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only stockholders of record at the close of business on July 30, 2001 are entitled to notice of and to vote at the Special Meeting. As of such date there were 10,298,191 shares of the Company's common stock, par value $.01 per share issued and outstanding (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Special Meeting.

REVOCABILITY OF PROXIES

         A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Special Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Special Meeting will be presented at the Special Meeting and voted in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR Proposal 1. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know of in a reasonable time prior to this solicitation being presented at the meeting.

VOTING PROCEDURES

         All votes shall be tabulated by the inspector of elections appointed for the Special Meeting, who shall separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The presence of a quorum for the Special Meeting, which is a majority of the votes entitled to be cast at the Special Meeting, is required. Votes for and against the proposal and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on the matter submitted for stockholder approval. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the record date will be required to approve Proposal 1. As a result, abstentions and broker non-votes will have the same effect as negative votes.

PROPOSAL 1:                APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
                           INCORPORATION TO EFFECT A REVERSE SPLIT OF
                           OUTSTANDING SHARES OF COMMON STOCK

         The Board of Directors is seeking stockholder approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split in the range of from 1:2 to 1:5 of its Common Stock (the "Certificate Amendment") in the form attached hereto as "EXHIBIT A". If the Certificate Amendment is approved by the stockholders, the Chief Executive Officer of the Company, together with the Governance Committee of the Board of Directors, will have the authority, in their sole discretion and without further action on the part of the stockholders or the Board of Directors, to effect the approved reverse stock split in the range approved at any time prior to the next Annual Meeting of Stockholders. The Governance Committee of the Board of Directors, together with and upon the recommendation of the Company's Chief Executive Officer, reserves the right, notwithstanding stockholder approval and without further action or approval by the stockholders, to decide not to proceed with the reverse stock split if together they determine, in their sole discretion, that a reverse stock split is not in the best interests of the Company and its stockholders.

PURPOSE OF THE REVERSE STOCK SPLIT

         The purpose of the reverse stock split is to facilitate the continued listing of the Common Stock on The Nasdaq National Market. On January 12, 2001, the Company received a notice from Nasdaq that its Common Stock had failed to maintain a minimum closing bid price of $1.00 over the last 30 consecutive trading days as required for continued listing on The Nasdaq National Market. The Company was granted a 90-day grace period (through April 12, 2001) to regain compliance by meeting the minimum closing bid price of $1.00 for a minimum of 10 consecutive trading days. Since the Company's closing bid price did not meet the requisite closing bid price of $1.00 by April 12, 2001, on April 16, 2001 the Company was advised it was not in compliance, at which time the Company requested and received a hearing with the Nasdaq Listing Qualifications Panel, which took place on May 31, 2001. The Nasdaq Hearing Panel responded on July 16, 2001, advising the Company that it was of the opinion that the Company had presented a definitive plan that should permit it to evidence compliance with all requirements for continued listing on The Nasdaq National Market within a reasonable period of time and to sustain compliance with such requirements over the long term. In reaching such conclusion, Nasdaq conditioned its continuation of the Company's listing on The Nasdaq National Market on the Company filing a proxy statement with the Securities and Exchange Commission and the Nasdaq by August 3, 2001, evidencing its commitment to seek stockholder approval for a reverse stock split and, in addition, to have achieved a closing bid price of at least $1.00 per share by September 10, 2001 and thereafter sustaining such price for a minimum period of ten consecutive trading days.

BOARD OF DIRECTORS' ARGUMENTS IN FAVOR OF APPROVAL OF AUTHORIZATION OF REVERSE STOCK SPLIT

         In its presentation to the Nasdaq Listing Qualifications Panel on May 31, 2001, the Company emphasized several points, including:

         o The Company has been a member in good standing of the Nasdaq for approximately fourteen years, was in compliance with all other Nasdaq National Market listing requirements (other than the $1.00 minimum closing bid price) and had retained such compliance since its inception on the Nasdaq National Market in 1986;

         o The Company's tangible net worth was, in fact, nearly ten times the amount required for continued listing by Nasdaq;

         o The stock was trading at only approximately 25% of book value (as of the date of such hearing, May 31, 2001). As of the end of the Company's first fiscal quarter, May 5, 2001, the stock was trading at approximately 18% of book value, as reported on June 19, 2001 in the Company's most recent quarterly filing;

         o The Company has announced, and is in the process of implementing, a restructuring plan which calls for a reduction in home office staff by six percent and the closing of forty-two underperforming stores;

         o Significant recent changes in senior management have occurred, including the position of Chief Executive Officer;

         o The Company has adopted and is in the process of implementing a substantially revised business strategy designed to enhance long-term stockholder value, focusing on a core merchandising strategy that has proven successful in the past and curtailing store openings.

         If the closing bid price for the Company's Common Stock remains below $1.00 per share and the Company is no longer listed on The Nasdaq National Market, the Common Stock may be deemed to be "penny stock". In such event it would be subject to rules that impose additional sales practices on broker-dealers who sell the Company's securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving a "penny stock". The required disclosure relates to (1) sales commissions payable to both the broker-dealer and the registered representative and (2) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the "penny stock" held in the account and information on the limited market for a "penny stock". Because of these additional obligations, some brokers may not effect transactions in "penny stocks". This could have an adverse effect on the liquidity of the Common Stock.

         The Board of Directors believes that maintaining the Company's listing on The Nasdaq National Market will provide a broader market for the Company's Common Stock and facilitate the use of the Company's Common Stock in financing transactions. The Board of Directors approved the reverse stock split partly as a means of increasing the share price of the Company's Common Stock above $1.00 per share. If the stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share, the Company expects the Common Stock to be immediately delisted from The Nasdaq National Market. A higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of the Common Stock.

         In addition, once a stock is delisted from The Nasdaq National Market, it must reach a minimum trading price of $3.00 before applying for readmission to The Nasdaq National Market and such delisting could adversely impact the ability of the Company to attract analysts to follow the Company.

         The Board of Directors believes that the reverse stock split is likely to result in the bid price of the Common Stock increasing over the $1.00 minimum closing bid price requirement, thereby permitting the continued listing of the Common Stock on The Nasdaq National Market. However, there can be no assurance that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price of the Common Stock will remain above $1.00 after the split.

EFFECTIVE DATE OF THE REVERSE STOCK SPLIT

         If this proposal is approved by stockholders, and the Chief Executive Officer and the Governance Committee of the Board of Directors continue to believe that the reverse split is in the best interests of the Company and its stockholders, the Company will file its amendment to the Certificate of Incorporation with the Secretary of State of Delaware, at which time the reverse stock split would become effective. Upon the filing of the amendment, all the pre-split Common Stock ("Old Common Stock") will be combined into New Common Stock ("New Common Stock") as set forth in the Certificate Amendment.

CERTIFICATES AND FRACTIONAL SHARES

         As soon as practicable after the effective date of the reverse stock split, all stockholders will be notified that the reverse stock split has been effected and will be provided with the exact exchange number. By letter, which will be sent by the Company's Exchange Agent, all stockholders will be requested to return their stock certificates representing shares of Old Common Stock outstanding on the effective date in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from the Company's transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE THEIR WRITTEN INSTRUCTIONS FROM THE EXCHANGE AGENT IN THE MAIL. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, once received, together with the properly executed and completed letter of transmittal. Beginning with the effective date, each old certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of New Common Stock into which the shares evidenced by the old certificates have been combined.

         No script or fractional certificates will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Old Common Stock not evenly divisible by the final exchange ratio selected will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a full share of Common Stock for each fractional share.

EFFECTS OF THE REVERSE STOCK SPLIT ON COMMON STOCK

         In addition to the anticipated increase in the price of the Company's Common Stock on the Nasdaq above the minimum $1.00 closing bid price, the principal effect of the reverse stock split will be to decrease the number of shares of Common Stock outstanding from approximately 10,298,191 shares to range of between approximately 5,149,096 shares and 2,059,639 shares (depending on the final reverse split ratio selected within the proposed range of 1:2 to 1:5). In addition, the Board of Directors will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding options and warrants, and to adjust the related exercise prices, to reflect the final reverse stock split ratio. As a result, the number of shares of Common Stock issuable upon the exercise of outstanding stock options and warrants will be reduced from approximately 1,503,888 shares to a range of approximately 751,943 to 300,777 shares, depending again on the final ratio selected within the approved range.

         As stated, the reduction in the number of outstanding shares is expected to increase the bid price of the Common Stock, although there can be no assurance that the price will increase in inverse proportion to the reverse stock split ratio. The trading price of the New Common Stock depends on many factors, including many that are beyond the Company's control.

         The liquidity of the New Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split may increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

         The shares of New Common Stock will be fully paid and non-assessable. The amendment will not change the terms of the Common Stock. The shares of New Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder's percentage ownership of the New Common Stock will not be altered.

         Because the authorized Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued by the Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

         While the Board of Directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board of Directors is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect. The Company's ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. The reverse stock split is not being recommended by the Board of Directors as part of an anti-takeover strategy.

         Even though the reverse stock split, by itself, would not impact the Company's assets or prospects, the reverse stock split could be followed by a decrease in the aggregate market value of the Common Stock. The Board of Directors, however, believes that this risk is offset by the prospect that the reverse stock split will improve the likelihood that the Company will be able to maintain its listing on The Nasdaq National Market. The Board of Directors considered the potential harm to the Company of a delisting from Nasdaq and the Nasdaq's determination that a reverse stock split was the best way of achieving compliance with Nasdaq's minimum bid price requirement. Accordingly, the Board of Directors adopted resolutions declaring the advisability of, and hereby submits to the Company's stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock in a range of a ratio of from 1: 2 to 1: 5, with the final ratio to be determined at the discretion of the Company's Chief Executive Officer, together with the Governance Committee of the Board of Directors of the Company. In determining the final exchange ratio of the reverse stock split, numerous factors will be assessed, including but not limited to, analysis of the Company's performance during the most recent fiscal quarter and general economic conditions, with emphasis being placed on the closing price of the Common Stock on the days immediately preceding the day on which the Certificate Amendment is filed. The judgment of the Chief Executive Officer, together with the Governance Committee of the Board of Directors, as to the final exchange ratio shall be conclusive.

         The Company cannot predict whether the reverse stock split will increase the market price for the Company's Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

         o The market price per share of the New Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of Old Common Stock outstanding before the reverse stock split;

         o The reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

         o The reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers; or

         o The market price per share of New Common Stock will either exceed or remain in excess of the $1.00 minimum closing bid price as required by Nasdaq.

         The market price of the Company's New Common Stock will also be based on the Company's performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company's New Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of the Company's New Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there is no assurance that the reverse stock split will achieve the desired results that are outlined herein.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only, does not purport to be complete, and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers, banks or insurance companies) or any aspects of state, local or foreign tax laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

         The Company has been advised that the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earning and profits of the Company. Based upon this, other than the potential for tax recognition arising from receipt of a whole share of New Common Stock in exchange for a fractional share of Old Common Stock arising from rounding up of shares, the reverse stock split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes. The holding period for each share of New Common Stock received by a stockholder will include the stockholder's holding period for its shares of Old Common Stock with respect to which the shares of New Common Stock are issued, provided that the shares of Old Common Stock were held as capital assets. The adjusted tax basis of each share of New Common Stock received by a stockholder will be the same as the adjusted tax basis of the corresponding shares of Old Common Stock with respect to which the share of New Common Stock is issued.

VOTE REQUIRED

         The affirmative vote of the holders of the majority of our outstanding shares of Common Stock is required for approval of the reverse stock split. Broker non-votes and abstentions will not be counted as having been voted for the proposal.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT EFFECTING THE REVERSE STOCK SPLIT. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


DISSENTERS' RIGHTS

         Stockholders have no right under Delaware law or our Certificate of Incorporation or bylaws to exercise dissenters' rights of appraisal with respect to the reverse stock split.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of July 30, 2001, before the reverse split, there were 10,298,191shares of Common Stock and no shares of preferred stock outstanding. The Company also has issued and outstanding warrants (the "Warrants") to purchase 60,000 shares of Common Stock and as of July 30, 2001, options to purchase 1,443,888 shares of Common Stock.

COMMON STOCK

         Subject to preferences that may be applicable to any prior rights of holders of outstanding stock having prior rights as to dividends, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized by the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of the reverse stock split will be upon payment therefor, duly and validly issued, fully paid and nonassessable.

PREFERRED STOCK

         The Company has 500,000 authorized shares of Preferred Stock none of which are issued or outstanding. Since there are no shares of Preferred Stock issued and outstanding, no change in the number of authorized shares of such Preferred Stock is being made in the proposed amendment to the Certificate of Incorporation of the Company and such authorized but unissued shares of Preferred Stock will not be impacted by the proposed reverse stock split.

WARRANTS

         The Company has 60,000 Warrants issued and outstanding. Such Warrants are convertible into the Common Stock of the Company at an exercise price of $
0.866 per share based upon the average daily closing price of such Common Stock as quoted on the Nasdaq for the thirty trading days prior to the original issuance date of February 21, 2001. The number of shares of Common Stock subject to the Warrant will be reduced to reflect the stock split and the exercise price will be adjusted in accordance with the final ratio selected for the reverse stock split. Accordingly, the number of shares of New Common Stock to be issued upon exercise of the Warrant will depend on the final ratio selected for the reverse stock split and will vary between 30,000 and 12,000 based upon the final exchange ratio selected from the range of ratios of 1:2 to 1:5.

STOCK OPTIONS AND WARRANTS

         The Company has both employee stock option plans and a director stock option plan. Grantees under each such plan will be impacted by the proposed reverse stock split. The following information applies to stock options and warrants outstanding as of July 30, 2001 and is intended to give a representation of the impact on stock options and warrants at two extremes of the range of reverse stock split ratios, namely 1:2 and 1:5.

                                                                            NUMBER OUTSTANDING
                                                                            ------------------
                                                            BEFORE            AFTER 1-FOR-2         AFTER 1-FOR-5
                                                         REVERSE SPLIT        REVERSE SPLIT         REVERSE SPLIT
                                                       -----------------    -----------------     -----------------
Options issued to employees and directors (vested
     and non-vested) (note 1)....................          1,443,888              721,943               288,777

Warrant (note 2).................................             60,000               30,000                12,000

     Total.......................................          1,503,888              751,943               300,777

--------------------------

1. Such options include all options granted directly to executive officers under their initial employment agreements as well as those options granted under the Company's three employee stock option plans and the Company's Director Stock Option Plan.
2. Such warrants were issued to GB Retail Funding LLC on February 21, 2001 as part of a short-term financing.

The exercise price of the stock options and warrants will be adjusted in accordance with the final reverse split ratio.

TRANSFER AGENT, WARRANT AGENT, REGISTRAR AND EXCHANGE AGENT

         Our Transfer Agent, Warrant Agent, Registrar and Exchange Agent is Continental Stock Transfer and Trust Company. Their address is 2 Broadway, New York, New York 10004.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of July 30, 2001, certain information with respect to the beneficial ownership of each class of our voting equity securities by each director, beneficial owners of 5% or more of the Common Stock, the executive officers and all the Company's directors and executive officers as a group:

                  BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK AS OF JULY 30, 2001

               NAME AND ADDRESS                          AMOUNT AND NATURE                 PERCENTAGE OF TOTAL
              OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP              OUTSTANDING SHARES
----------------------------------------------  ------------------------------------  -----------------------------
Henry D. Jacobs, Jr.
320 Dale Drive                                               1,573,200                            15.3%
Spartanburg, SC  29307

FMR Corp.
82 Devonshire Street                                         1,048,900                            10.2%
Boston, MA  02109

Ashraf Adhi
Mohammad Sorathia
Muhammad Munaf Atara
Khadija Suleman                                               885,500                             8.6%
1950 Sugar Lake Court
Lawrenceville, GA  30043-5050

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor                                 724,997                             7.0%
Santa Monica, CA  90401


                  BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS, AS OF JULY 30, 2001

                                                         AMOUNT AND NATURE OF              PERCENTAGE OF TOTAL
                     NAME                                BENEFICIAL OWNERSHIP              OUTSTANDING SHARES(1)
----------------------------------------------  ------------------------------------  -----------------------------
Leonard M. Snyder
     (Director & Chief Executive Officer)...               213,250 (2)                            2.1 %

Renee M. Love
     (Director).............................                21,250 (3) (6)                         (9)

                                                         AMOUNT AND NATURE OF              PERCENTAGE OF TOTAL
                     NAME                                BENEFICIAL OWNERSHIP              OUTSTANDING SHARES(1)
----------------------------------------------  ------------------------------------  -----------------------------
Laurie M. Shahon
     (Director).............................                45,000 (4) (6)                         (9)

Malcolm L. Sherman
     (Director).............................                43,500 (4) (6)                         (9)

James M. Shoemaker, Jr.
     (Director).............................                81,000 (4) (5) (6)                     (9)

Robert J. Stevenish
     (Director).............................                25,000 (6) (7)                         (9)

Allan Tofias
     (Director).............................                30,000 (6) (8)                         (9)


H. Dane
     Reynolds
     (Senior Vice-President & Chief Financial
     Officer)...............................                27,400 (10)                            (9)

Thomas R. Kelly
     (Senior Vice-President & General
     Merchandise Manager)...................                20,600 (8)                             (9)

Ronald C. Swedin
     (Senior Vice-President - Store Operations)             93,625 (11)                            (9)

All directors and executive Officers as a
     group (10 persons).....................                600,625                               5.8 %

--------------------------

(1) Pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of the record date of July 30, 2001 upon the exercise of options or the lapse of the risks of forfeiture under grants of restricted stock by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(2) The figure shown includes 75,000 shares subject to presently exercisable stock options and 60,000 shares of restricted stock of which 30,000 carry a risk of forfeiture that expires on January 2, 2002, subject to certain conditions.
(3) The figure shown includes 11,250 shares subject to presently exercisable stock options.
(4) The figure shown includes 30,000 shares subject to presently exercisable stock options.
(5) The figure shown includes 4,500 shares owned by Mr. Shoemaker's spouse and 6,000 shares in a trust of which Mr. Shoemaker is a co-trustee for his adult children, as to which he may be deemed to share voting and dispositive power, but disclaims beneficial ownership.
(6) The figure shown includes a grant of options to purchase 5,000 shares granted on June 6, 2001, which options will vest on June 5, 2002, provided the director remains a director at such date.
(7) The figure shown includes 5,000 shares subject to presently exercisable stock options.
(8) The figure shown includes 10,000 shares subject to presently exercisable stock options.

(9)      Less than one percent (1%).
(10) The figure shown includes 23,000 shares subject to stock options presently exercisable.
(11) The figure shown includes 73,625 shares subject to stock options presently exercisable.

                              STOCKHOLDER PROPOSALS

         A stockholder who wishes to present a proposal for action at our 2002 Annual Meeting of Stockholders and desiring such proposal to be considered for inclusion in the Company's proxy materials relating thereto must submit such proposal to the Company (Attn: Corporate Secretary) at its principal executive offices, and such proposal must be received by the Company no later than January 7, 2002.

                         COST OF SOLICITATION OF PROXIES

         The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Special Meeting, Proxy Statement and proxy. The solicitation will be conducted principally by mail, although the Company's proxy solicitation firm, Georgeson Shareholder, the Company's directors, officers and employees (at no additional compensation) may solicit proxies personally or by telephone or telefax. Arrangements will be made by the Company or its agents with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and reimbursement of such persons for their reasonable expenses in so doing.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors,


                                         /s/ Leonard M. Snyder
                                         ---------------------------------------
                                         Leonard M. Snyder
                                         Chairman

Duncan, South Carolina
August 10, 2001

                                                                       EXHIBIT A

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF
                         ONE PRICE CLOTHING STORES, INC.


         One Price Clothing Stores, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

                                       I.

         The name of the Corporation is One Price Clothing Stores, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 6, 1987, and was amended on April 8, 1987 and again on May 4, 1993 (as amended, the "Certificate of Incorporation").

                                       II.

         Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Certificate of Incorporation.

                                      III.

         The terms and provisions of this Certificate of Amendment: (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

                                       IV.

         Article IV of the Certificate of Incorporation is hereby amended by adding the following:

         (c) Effective 5:00 P.M. on September 4, 2001, every ____ (__) shares of Common Stock issued and outstanding shall be combined into one (1) share of Common Stock, subject to the treatment of fractional share interests described below. The Corporation will evidence the reverse stock split effected hereby pursuant to procedures adopted by the Board of Directors of the Corporation.

         (d) In connection with the reverse stock split, no fractional shares of Common Stock shall be issued, but any stockholder entitled to a fractional share shall be issued one whole share of new stock for each fractional share to which such stockholder would otherwise be entitled. Any stockholder who would otherwise be entitled to be issued a fractional share on the reverse stock split except for the fact that such stockholder's old stock is owned of record by a broker-dealer duly registered under the federal securities laws or by a depositary for any such broker-dealer, shall be deemed entitled to such fractional share and shall thereby become entitled to be issued one whole share of new stock, provided further that for purposes of determining any such stockholder's right to a whole share of new stock, all old stock owned for the account of a beneficial owner shall be rounded upward upon certification from the broker-dealer or depositary to as to the total number of shares required to be issued to such broker-dealer or depositary for all of its accounts.


         IN WITNESS WHEREOF, this Certificate of Amendment, which amends certain provisions of the Certificate of Incorporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by its Chief Executive Officer, this 4th day of September, 2001.


                                            /s/ Leonard M. Snyder
                                            ------------------------------------
                                                Leonard M. Snyder
                                               Chief Executive Officer

                                      PROXY

                         ONE PRICE CLOTHING STORES, INC.
                 SPECIAL MEETING TO BE HELD ON SEPTEMBER 4, 2001


         The undersigned stockholder of One Price Clothing Stores, Inc. (the "Company"), a Delaware corporation, hereby constitutes and appoints Leonard M. Snyder and Grant H. Gibson, and each of them, as attorneys and proxies on behalf of the undersigned to act and vote at the special meeting of stockholders to be held at the Company's offices, located at 1875 East Main Street, Duncan, South Carolina 29334, on September 4, 2001 at 10:00 a.m. local time, and any adjournment thereof, and the undersigned instructs said attorneys, individually, to vote:

         1. To approve an amendment to the Company's Amended Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of common stock at a ratio of between one for two and one for five, to be determined at the discretion of the Chief Executive Officer together with the Governance Committee of the Board of Directors.

                THE COMPANY RECOMMENDS VOTING FOR SUCH AMENDMENT
                ------------------------------------------------
         FOR [ ]              AGAINST [ ]                ABSTAIN [ ]

         2. At their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

         Either of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

         PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                     (over)
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONE PRICE CLOTHING STORES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE REVERSE STOCK SPLIT AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER MATTERS OF BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated August 10, 2001.

                                           Dated this _____ day of ______, 2001.


                                           -------------------------------------
                                                        (Signature)


         NOTE: SIGNATURE(S) SHOULD AGREE WITH NAME(S) AS PRINTED ON YOUR STOCK CERTIFICATE. EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER FIDUCIARIES SHOULD SO INDICATE WHEN SIGNING. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. WHEN SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN. IF A PARTNERSHIP, PLEASE SIGN THE NAME BY AUTHORIZED PERSON.

               PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY.